UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)          May 2, 2003
                                                --------------------------------


                          Capital Southwest Corporation
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             (Exact name of registrant as specified in its charter)


           Texas                        811-1056                 75-1072796
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


12900 Preston Road, Suite 700, Dallas, Texas                        75230
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  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code       (972) 233-8242
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Item 4.  Changes in Registrant's Certifying Accountant
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(a)      On May 2, 2003, KPMG LLP was dismissed as the Registrant's  independent accountant.  On April 24,  2003,  the Audit  Committee  of the Board of
         Directors  of  the  Registrant   unanimously  voted  in  favor  of  the
         appointment of Ernst & Young LLP to serve as the Registrant's independent accountant for the fiscal year ending March 31, 2004.

(b) In connection with its audits of the two most recent fiscal years ended March 31, 2003 and during the subsequent interim period ended May 9, 2003, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Also, during the two most recent fiscal years and through May 9, 2003, the Registrant did not consult Ernst & Young LLP regarding any of the events described in Item 304 (a) (2) (i)- (ii) of Regulation S-K.

(c) The report of KPMG LLP on the financial statement for the prior fiscal year ended March 31, 2002 contained no adverse opinion or disclaimer of opinion and the report to be issued for March 31, 2003 will most likely contain no adverse opinion or disclaimer of opinion.

(d) The Registrant has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter from KPMG LLP addressed to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Capital Southwest Corporation
                                                   -----------------------------
                                                          (Registrant)



Date:  May 9, 2003
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                                                   By: /s/ Susan K. Hodgson
                                                      --------------------------
                                                      Susan K. Hodgson
                                                      Secretary - Treasurer